UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):

March 29, 2010

GRAHAM PACKAGING COMPANY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34621	52-2076126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Pleasant Valley Road

York, Pennsylvania 17402

(717) 849-8500

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2010, Graham Packaging Holdings Company (“Holdings”), Graham Packaging Company, L.P. and David Bullock, the Chief Financial Officer of Holdings, Graham Packaging Company, L.P. and Graham Packaging Company Inc. (collectively, the “Company”), entered into an Amendment (the “Amendment”) to the Employment Agreement between Holdings, Graham Packaging Company, L.P. and Mr. Bullock effective as of May 5, 2009 (the “Employment Agreement”). The Amendment is effective as of February 11, 2010.

The Amendment provides for changes to Mr. Bullock’s severance benefits in order to bring them into line with the benefits of the Company’s other named executive officers.

Pursuant to the Amendment, upon termination of Mr. Bullock’s employment with the Company either by the Company without cause or by Mr. Bullock’s resignation for good reason, Mr. Bullock is entitled to a pro rated annual bonus at the time the annual bonus would have otherwise been payable had Mr. Bullock’s employment not terminated, in addition to all the other severance payments and benefits previously provided under the Employment Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms of the Amendment, a copy of which is filed as Exhibit 10.1, and the Employment Agreement, filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by Holdings on May 4, 2009.

Item 9.01 -	Financial Statement and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated as of February 11, 2010, between Graham Packaging Holdings Company, Graham Packaging Company, L.P. and David Bullock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GRAHAM PACKAGING COMPANY INC.

Date: March 31, 2010	By:	/s/ MICHAEL L. KORNICZKY
	Name:	Michael L. Korniczky
	Title:	Vice-President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Amendment to Employment Agreement, dated as of February 11, 2010, between Graham Packaging Holdings Company, Graham Packaging Company, L.P. and David Bullock.